UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 25, 2013

Volkswagen Auto Lease/Loan Underwritten

Funding, LLC

VW Credit Leasing, Ltd.

Volkswagen Credit, Inc.

Volkswagen Auto Lease Trust 2013-A

(Exact Names of Co-Registrants/Sponsor/Issuing Entity as Specified in their Charters)

Delaware

(State or Other Jurisdiction

of Incorporation)

333-185282 333-185282-03	11-365048-3 46-6823030
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

(703) 364-7000

(Co-Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Co-Registrants are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 0.23000% Notes, Class A-2-A 0.63% Notes, Class A-2-B LIBOR + 0.25% Notes, Class A-3 0.84% Notes and Class A-4 1.07% Notes (the “Notes”) by Volkswagen Auto Lease Trust 2013-A described in the Prospectus Supplement dated July 17, 2013 and the Prospectus dated July 10 2013.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Indenture dated as of July 25, 2013 between the Issuing Entity and Citibank, N.A., as indenture trustee.

10.1	Transaction SUBI Supplement 2013-A to Origination Trust Agreement, dated as of July 25, 2013 between VW Credit, Inc., as settlor and initial beneficiary, and U.S. Bank National Association, as UTI trustee, administrative trustee and SUBI trustee.

10.2	Transaction SUBI Supplement 2013-A to Servicing Agreement, dated as of July 25, 2013 between VW Credit Leasing, Ltd., as origination trust, U.S. Bank National Association as SUBI trustee and VW Credit, Inc. as Servicer.

10.3	SUBI Sale Agreement, dated as of July 25, 2013, between VW Credit, Inc. as seller and Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as buyer.

10.4	SUBI Transfer Agreement, dated as of July 25, 2013, between Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as seller, and Volkswagen Auto Lease Trust 2013-A, as buyer.

10.5	Amended and Restated Trust Agreement, dated as of July 25, 2013, between Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, and Deutsche Bank Trust Company Delaware, as owner trustee.

10.6	Administration Agreement, dated as of July 25, 2013, among Volkswagen Auto Lease Trust 2013-A, as issuer, VW Credit, Inc., as administrator and Citibank, N.A., as indenture trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Co- Registrants, Volkswagen Auto Lease/Loan Underwritten Funding, LLC and VW Credit Leasing, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2013	VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

	By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

	By:	/s/ Lawrence S. Tolep
	Name:	Lawrence S. Tolep
	Title:	Assistant Treasurer

VW CREDIT LEASING, LTD.

	By:	VW Credit, Inc., as Servicer

	By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

	By:	/s/ Lawrence S. Tolep
	Name:	Lawrence S. Tolep
	Title:	Assistant Treasurer